NOTICE OF ANNUAL MEETING
OF
STOCKHOLDERS
        NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders of AmVestors Financial Corporation will be held at 10:00 a.m. on May 16, 1996, at the Doubletree Hotel, (near Kansas City International Airport) 8801 N.W. 112th Street, Kansas City, Missouri 64153 for the following purposes:
            A. To elect four (4) Class III directors to serve until their terms expire or until their successors shall be elected and qualify;
            B.To approve the AmVestors Financial Corporation 1996 Incentive Stock Option Plan;
            C.To ratify the selection of independent public accountants; and D.To act upon any other matters that may come before the meeting or any adjournment thereof.
        The Board of Directors has fixed the close of business on April 11, 1996, as the record date for determination of stockholders entitled to notice of and to vote at the meeting.
        You are cordially invited to attend the meeting. Even in the event that you plan to attend, you are respectfully requested to sign, date and return the enclosed proxy.


                                        By Order of the Board of Directors



                                        LYNN F. HAMMES, Secretary

Dated: April 11, 1996
Topeka, Kansas
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

AMVESTORS FINANCIAL CORPORATION
415 S.W. EIGHTH AVENUE, TOPEKA, KANSAS   66603
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
MAY 16, 1996
        This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of AmVestors Financial Corporation (hereinafter referred to as "AmVestors" or the "Company"), the parent company of American Investors Life Insurance Company, Inc.
(hereinafter referred to as "American" or the "Insurance Company"), American Investors Sales Group, Inc., AmVestors Investment Group, Inc., AmVestors Acqui sition Subsidiary, Inc., Financial Benefit Life Insurance Company., Inc ("Financial Benefit") Annuity International Marketing Corporation ("AIMCOR"), the Insurance Mart, Inc., and Rainbow Card Pack Publications Inc., to be used in voting at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on May 16, 1996, at the Doubletree Hotel, 8801 N.W. 112th Street, Kansas City, Missouri 64153. The approximate date on which the proxy materials for the 1996 Annual Meeting of Stockholders are being mailed to stockholders of record is April 15, 1996.
        A person giving the enclosed proxy has the power to revoke it at any time before it is voted by notifying the Secretary of the Company in writing, by submitting a later-dated proxy or by voting in person at the meeting. Giving the proxy will not in any way affect the stockholder's right to attend the annual meeting and vote in person. The cost of this solicitation will be borne by the Company and may be conducted by mail, in person, or by telephone by employees of the Company. Such employees will receive no additional compensation for their participation in the solicitation of proxies on behalf of the Board of Directors. The Company has retained Beacon Hill Partners,
Inc. to assist in the solicitation of proxies on behalf of the Board of Directors for a fee of approximately $5,000.00 plus out-of-pocket expenses.
        Stockholders of record at the close of business on April 11, 1996, will be entitled to notice of and to vote at the meeting. On the record date, there were 12,877,721 issued and outstanding shares of AmVestors Common Stock ("Common Stock"), no par value per share. A majority of the total issued and outstanding shares entitled to vote at the Annual Meeting will constitute a quorum. Broker non-votes, abstentions and withhold authority votes all count for the purpose of determining a quorum. Shares as to which a stockholder abstains are considered shares entitled to vote on the applicable proposal and are included in determining whether such proposal is approved (i.e., an abstention would have the effect of a vote against the applicable proposal). On the other hand, broker non-votes are not considered shares entitled to vote on the applicable proposal and are not included in determining whether such proposal is approved (i.e. a broker non-vote would have no effect on the outcome of a vote on the applicable proposal). Stockholders of record are entitled to one vote per share upon all matters presented at the meeting, with the exception of the election of directors. Stockholders have cumulative voting rights with respect to the election of directors. Each stockholder shall have the right to cast as many votes in the aggregate as shall equal the number of shares held by him multiplied by the number of directors to be elected, and each stockholder may cast the whole number of votes for one candidate or may divide his votes among the three candidates in any manner the stockholder may determine. There are no conditions precedent to the exercise of such rights.
        The shares covered by any properly executed proxy received by the Board of Directors prior to the meeting will be voted as the stockholder specifies; HOWEVER, IF ANY SUCH PROXY FAILS TO SPECIFY HOW IT WILL BE VOTED
IN THE ELECTION OF DIRECTORS OR ON ANY PROPOSAL, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES; FOR THE APPROVAL OF THE AMVESTORS FINANCIAL CORPORATION 1996 INCENTIVE STOCK OPTION PLAN AND FOR THE RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS LISTED THEREON. IN THE DISCRETION OF THE HOLDER
 OF THE PROXY, VOTES FOR THE ELECTION OF DIRECTORS MAY BE CUMULATED IN THE MANNER THAT THE HOLDER OF THE PROXY DETERMINES. As to any other matter of business which is properly brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the holder of the proxy; however, the Board of Directors does not know of any such other matters of business as of the date of mailing the proxy materials.
        Proposals for the 1997 Annual Meeting of the Company must be submitted in writing by qualified stockholders on or before December 12,
1996.
        ALL STOCKHOLDERS ARE URGED TO COMPLETE, DATE, EXECUTE AND RETURN THE ENCLOSED FORM OF PROXY.
2
PRINCIPAL HOLDERS OF VOTING SECURITIES
        The following table sets forth information based upon the records of the Company and filings with the Securities and Exchange Commission as of April 9, 1996, with respect to all persons who were known to the Company to be the beneficial owners of more than five percent (5%) of the Company's Common Stock (the only class of voting securities outstanding):

                                             AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP     PERCENT OF CLASS
Heartland Advisors, Inc.                              812,900          25.59%
790 North Milwaukee Street
Milwaukee, WI 53202

SECURITIES OWNED BY MANAGEMENT
        The following table sets forth, as of April 9, 1996, information with respect to the beneficial ownership of the Company's Common Stock (the only class of voting securities outstanding) by each director, each nominee, each executive officer named in the Summary Compensation Table below, and by all directors, nominees and officers as a group:

                                           AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP <F1>   PERCENT OF CLASS
Janis L. Andersen, Director                  24,944 <F2>                   *
Robert G. Billings, Director                 12,024 <F3>                   *
Jack H. Brier, Director                      10,278 <F4>                   *
Frank T. Crohn, Director                    444,897 <F5>                3.06%
Thomas M. Fogt, Executive Vice
 President of the Company                    53,281 <F6>                   *
Lynn F. Hammes, Secretary &
 Treasurer of the Company                    75,590 <F7>                   *
Mark V. Heitz, President, General
 Counsel and Director of the Company        187,296 <F8>                1.29%
Ralph W. Laster, Jr., Chairman, Chief
Executive Officer and
     Director of the Company                237,236 <F9>                1.63%
R. Rex Lee, M.D., Director                   90,040 <F10>                  *
Robert R. Lee, II, Director                  12,263 <F11>                  *
Robert T. McElroy, M.D., Director            52,430 <F12>                  *
Jack R. Manning, Director                     2,401 <F13>                  *
John F.X. Mannion, Director                  69,662 <F14>                  *
James V. O'Donnell, Director                  4,500 <F15>                  *
Timothy S. Reimer, Chief Investment
  Officer of the Company                     70,006 <F16>                  *
Donna J. Rubertone                           66,888 <F17>                  *
All officers and directors as a
  group (16 persons)                      1,413,736                     9.72%
*Less than one percent (1%)
    <F1> Directors and Officers have sole voting and investment powers of the shares shown unless held under options or otherwise indicated below.
<F2> Includes 7,000 shares which may be acquired upon the exercise of options which are currently exercisable.
<F3> Includes 7,000 shares which may be acquired upon the exercise of options which are currently exercisable.
<F4> Includes 1,600 shares owned by Brier Development Company, Inc. Mr. Brier is the president and sole shareholder of Brier Development Company, Inc. Also includes 3,500 shares which may be acquired upon the exercise of options which are currently exercisable.
<F5> Includes 18,724 shares owned by Mr. Crohn's spouse and warrants owned by
Mr. Crohn's spouse to acquire an additional 4,566 shares. Mr. Crohn disclaims any beneficial interest in these shares. Includes 35,810 shares allocated and held in trust under the Company's ESOP. Includes 82,661 shares of which may be acquired upon the exercise of options and warrants which are currently exercisable, in addition to the warrants held by Mr.Crohn's spouse.
3
<F6> Includes 1,007 shares owned by the Thomas M. Fogt Revocable Trust and
1,007 shares owned by the Janice A. Fogt Revocable Trust. Mr. Fogt serves as the co-trustee of both trusts. Also includes 1,267 shares allocated and held in trust under the Company's Employee Stock Ownership Plan (ESOP) and 50,000 shares which may be acquired upon the exercise of options which are currently exercisable.
<F7> Includes 5,890 shares allocated and held in trust under the Company's
ESOP. Also includes 69,000 shares which may be acquired upon the exercise of options which are currently exercisable.
<F8> Includes 9,606 shares allocated and held in trust under the Company's
ESOP. Also includes 168,240 shares which may be acquired upon the exercise of options which are currently exercisable.
<F9> Includes 11,277 shares allocated and held in trust under the Company's
ESOP. Also includes 184,562 shares which may be acquired upon exercise of options which are currently exercisable.
<F10> Includes 584 shares allocated and held in trust under the Company's
ESOP. Also includes 42,271 shares which may be acquired upon the exercise of options which are currently exercisable.
<F11> Includes 7,000 shares which may be acquired upon the exercise of options which are currently exercisable.
<F12> Includes 1,339 shares owned by Dr. McElroy's spouse. Also includes 3,500 shares which may be acquired upon exercise of options which are currently exercisable.
<F13> Includes 471 shares which may be acquired upon the exercise of warrants which are currently exercisable.
<F14> Mr. Mannion is Chairman of the Board and Chief Executive Officer of
Unity Mutual Life Insurance Company, which owns 51,910 shares and warrants to acquire and additional 12,660 shares. Mr. Mannion disclaims any beneficial interest in these shares. Includes 998 shares which may be acquired upon the exercise of options and warrants which are currently exercisable.
<F15> Includes 3,500 shares which may be acquired upon the exercise of options which are currently exercisable.
<F16> Includes 6,849 shares allocated and held in trust under the Company's
ESOP. Also includes 63,157 shares which may be acquired upon the exercise of options which are currently exercisable.
<F17> Includes 27,579 shares allocated and held in trust under the Company's
ESOP. Includes 13,114 shares which may be acquired upon the exercise of warrants which are currently exercisable.

PROPOSAL A
ELECTION OF DIRECTORS
        The Company's Articles of Incorporation provide that the members of the AmVestors Financial Corporation Board of Directors (the "Board") shall be divided into three classes, as nearly equal in number as possible, each of which is to serve for three years, one class being elected each year. The terms of the directors in Class III expire with this Annual Meeting.
        Unless otherwise directed, the shares represented by properly executed proxies received prior to the vote on the election of directors will be cast for the three nominees listed below. If any nominee becomes unavailable for any reason, or if a vacancy on the Board of Directors should occur before the election (which events are not anticipated), the shares represented by proxies may be voted for such other person as may be determined by the holder of such proxies.
        The following information is provided for the nominees for the Class III directors and for the Class I and Class II directors whose terms in office are continuing.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS
                              PRINCIPAL                    DIRECTOR    TERM TO
   NAME                AGE    OCCUPATION                     SINCE     EXPIRE
Ralph W. Laster, Jr.     44   Chairman of the Board and Chief
                              Executive Officer of AmVestors
                              Financial Corporation               1986    1996
R. Rex Lee, M.D.          66   Physician and Surgeon              1986    1996
James V. O'Donnell        45   President, Bush-O'Donnell and
                               Company, Inc.                      1994    1996
Frank T. Crohn            71   Chairman of the Board, Financial Benefit
                               Life Insurance Company, Inc.       1996    1996

4
CONTINUING DIRECTORS WHOSE TERMS ARE NOT EXPIRING

                                    PRINCIPAL                DIRECTOR  TERM TO
NAME                   AGE          OCCUPATION                 SINCE   EXPIRE
Janis L. Andersen        42    Self-Employed Public Relations
                               Marketing Consultant             1986    1997
Mark V. Heitz            43    President and General Counsel of
                               AmVestors Financial Corporation  1986    1997
Robert T. McElroy, M.D.  60    Physician and Surgeon            1994    1997
Jack R. Manning          75    Chairman of the Board Emeritus,
                               Columbian Mutual Life Insurance
                               Company                          1996    1997
Robert G. Billings       59    President, Alvamar, Inc.         1986    1998
Jack H. Brier            49    President, Brier Development
                               Company, Inc.                    1994    1998
Robert R. Lee, II        38    Attorney, Wilson, Lee & Gurney   1992    1998
John F.X. Mannion        63    Chairman of the Board and Chief
                               Executive
                               Officer of Unity Mutual Life
                               Insurance Company                1996    1998

NOMINEES
        Ralph W. Laster, Jr. has served as Chief Executive Officer of AmVestors since January 1988, and as Chairman of the Board of AmVestors since May 1988. In addition to his duties as Chairman and Chief Executive Officer of AmVestors, Mr. Laster has also served as President and Chief Executive Officer of the Insurance Company since April 1991 and serves as Chairman of the Board of American Investors Sales Group, Inc; Chairman, President and Chief Executive Officer of AmVestors Investment Group, Inc. and Chairman and Chief Executive Officer of AmVestors Acquisition Subsidiary, Inc. He also serves as Chief Executive Officer and Director of Financial Benefit Life Insurance Company, Inc. ("FBL"), Annuity International Marketing Corporation ("AIMCOR"), The Insurancemart ("TIM") and Rainbow Card Pack Publications, Inc. ("Rainbow"). Mr. Laster has served the Company since its inception and has been affiliated with the Insurance Company since 1981.
        R. Rex Lee, M.D. was an incorporator of the Insurance Company and has served as a director of the Insurance Company since its incorporation in March 1965. Dr. Lee has also served on the Board of AmVestors since its inception in 1986. In addition, Dr. Lee served as Senior Medical Director to the Insurance Company from May 1965 to April 1993. Dr. Lee also serves as a Director of AmVestors Acquisition Subsidiary, Inc. Dr. Lee is a self-employed physician and surgeon in Wichita, Kansas.
        James V. O'Donnell was appointed to the Board of AmVestors on March 24, 1994. Mr. O'Donnell also serves on the Boards of AmVestors Investment Group and AmVestors Acquisition Subsidiary, Inc. He currently serves as President of Bush-O'Donnell and Company, Inc., a funds management and investment banking firm in St. Louis, Missouri. Prior to his work at Bush-O'Donnell, Mr. O'Donnell was employed at Goldman, Sachs & Company from 1974 to 1988 where he held the title of Vice President.
        Frank T. Crohn was appointed to the Board of AmVestors on April 8, 1996. Mr. Crohn is Chairman of the Board of FBL, AIMCOR, TIM and Rainbow. He previously served as FBG's Chairman of the Board, Chief Executive Officer and Director as well as Chairman of FBL, AIMCOR and TIM, Inc. A Chartered Life Underwriter, he was President and Chief Executive Officer of National Benefit Life Insurance Company, New York from 1962 until June 1982. From 1982 until February, 1983, he was Deputy Chairman of National Benefit. Mr. Crohn also serves as a Director of Unity Mutual Life Insurance Company, Syracuse, New York and Franklin Managed Trust, San Mateo, California, Mr. Crohn has served as President of the Life Insurance Council of New York and the Florida Association of Domestic Insurance Companies.

CONTINUING DIRECTORS
        Janis L. Andersen has served on the Board of AmVestors since its inception in 1986. She also serves as a director of the Insurance Company and AmVestors Acquisition Subsidiary, Inc. Ms. Andersen is a self-employed public relations and marketing consultant.
        Mark V. Heitz currently serves as President and General Counsel of AmVestors; Chairman and General Counsel of the Insurance Company; President and Chief Executive Officer of American Investors Sales Group, Inc. and President and General Counsel of AmVestors Acquisition Subsidiary, Inc. He has served as a director of the Company and American Investors Sales Group, Inc. since 1986. He is also currently a member of the Boards of AmVestors Investment Group, Inc., AmVestors Acquisition Subsidiary, Inc., FBL, AIMCOR, TIM and Rainbow.
        Robert T. McElroy, M.D. was appointed to the Board of AmVestors on March 24, 1994. He also serves as a director of the Insurance Company and AmVestors Acquisition Subsidiary, Inc. Dr. McElroy is a self-employed physician and surgeon in Topeka, Kansas.
        Jack Manning was appointed to the Board of AmVestors on April 8, 1996. Mr. Manning was formerly on the Board of FBG from 1993 to 1996. He is currently Chairman of the Board Emeritus of Columbian Mutual Life Insurance Company.
        From 1988 to 1991, he was Chairman of the Board and a Director; from 1982 to 1988 he was Chairman of the Board, President, Chief Executive Officer and Director; and from 1970 to 1982, he was President, Chief Executive Officer and Director of Columbian Mutual. Mr. Manning started his career as an agent in 1946 and has worked in the insurance industry since that time, including serving as a Director of the Insurance Federation of New York, Life Insurance Council of New York and the New York Life Insurance Guaranty Corporation.
        Robert G. Billings is President of Alvamar, Inc., a real estate development company. He has served on AmVestors' Board since 1986 and has been a director of the Insurance Company since 1982. Mr. Billings also serves on the Board of AmVestors Investment Group, Inc. and AmVestors Acquisition Subsidiary, Inc.
        Jack H. Brier was appointed to the Board of AmVestors on March 24, 1994. He also serves on the Boards of AmVestors Investment Group and AmVestors Acquisition Subsidiary, Inc. Mr. Brier served as a member of the Board of Trustees of the Kansas Public Employees Retirement System from 1990 to 1992. He is also a member of the Board of Columbian National Title Insurance Company. Mr. Brier is currently the President of Brier Development Company, Inc. in Topeka, Kansas.
        Robert R. Lee, II has been engaged in the private practice of law in Wichita, Kansas, since 1984. He is currently a partner in the law firm of Wilson, Lee & Gurney. Mr. Lee has served on the Board of AmVestors since 1992 and the Insurance Company since 1989. He also serves on the Board of AmVestors Acquisition Subsidiary, Inc. Mr. Lee is the son of Dr. R. Rex Lee, a fellow member of the AmVestors' Board.
        John F.X. Mannion was appointed to the Board of AmVestors on April 8, 1996. He served as a Director of FBG from 1983 to 1996. Mr. Mannion has served as Chairman of the Board and Chief Executive Officer of Unity Mutual Life Insurance Company since 1980. He first joined Unity in 1974 as its President. Since 1974 he has been a member of its Board of Directors. He is also on the Board of Directors of Germantown Life Insurance Company in Radonor, Pennsylvania; NYNEX Telecommunications and Onondaga Venture Capital Fund. Mr. Mannion is the immediate past Chairman of the Medical Information Bureau and the current Chairman of the Life Insurance Council of New York.
        The favorable vote of a plurality of the Common Stock of the Company in attendance or represented by proxy and entitled to vote at the Annual Meeting is needed for the election of directors.
        The Board of Directors recommends a vote FOR the election of each of the nominees to the Board.
6

BOARD OF DIRECTORS

BOARD AND COMMITTEES OF THE BOARD
        The full Board met 9 times in 1995. All directors attended more than 75% of the total number of meetings of the Board and Committees to which they belong.
        The Company has standing audit, nominating and compensation committees.
        The Company's Audit Committee consists of Messrs. Brier, Robert R. Lee, II and Dr. McElroy. The committee met once during the year. Its function is to recommend to the Board of Directors the independent public accounting firm that will conduct the annual audit of the Company's accounts, to review the nature and scope of the audit, to review the accounting practices and control systems of the Company, and to review the qualifications and performance of the proposed auditing firm. The selection of such firm is subject to ratification by the stockholders at each Annual Meeting.
        The Nominating Committee consists of Ms. Andersen, Mr. Laster and Dr.
R. Rex Lee. The committee met once during the year to nominate directors for election. They will consider stockholder nominations submitted in writing.
        The Compensation Committee consists of Dr. R. Rex Lee, Ms. Andersen and Messrs, O'Donnell, and Billings. Dr. Lee serves as chairman of the committee. The committee met two times to review and recommend to the Board of Directors the levels, amounts and types of compensation and remuneration paid to officers and directors of the Company. See Executive Compensation.

COMPENSATION OF DIRECTORS
Outside directors were compensated for their service on the Board of AmVestors Financial Corporation at the rate of $250 per month plus $1,500 for each meeting attended. For committee meetings held on days other than the regular Board Meeting, each outside Board member in attendance is compensated $500 for such attendance in service. Directors who are employees of the Company are not compensated for service as members of the Board or any Committee of the Board. In addition, the Chairman of the Compensation Committee is paid $1,000 per month.
        On May 19, 1994 the stockholders approved the 1994 Stock Deferral Plan for Non-Employee Directors ("Director Deferral Plan"). Under the Director Deferral Plan, each non-employee director may elect to defer the receipt of fees for services to the
        Board and its Committees, which are then credited in stock units payable in an equal number of shares of AmVestors' Common Stock and held by the Company in an account for the benefit of such director. In the event of such an election, the Company will apply the amount of director fees specified by the director to determine the number of shares of the Company's Common Stock that are payable to such director based on a price equal to the average closing price of the Company's Common Stock for the quarter in which such election applies.
        On March 28, 1996, the Board adopted a plan whereby all outside directors are granted options to acquire 1,000 shares of AmVestors Common Stock annually at the meeting of the Board of Directors immediately following the Annual Stockholders Meeting.
        On March 26, 1992, the Company adopted the AmVestors Financial Corporation Directors Retirement Plan ("Plan"). The Plan provides a monthly retirement benefit to eligible retired directors in the amount of $750. In addition, the Company will continue to pay premiums for life insurance coverage for each eligible director for the amount of coverage provided while they were a director of the Company. Directors who attain age 60 and have completed five years of service for the Company are eligible to receive benefits under the Plan.
        7

EXECUTIVE OFFICERS
        The following is a list of current executive officers of the Company. Officers serve at the pleasure of the Board of Directors.

 Name                           Age          Position(s) Held with the Company
Ralph W. Laster, Jr.            44           Mr. Laster has served as  Chief
                                             Executive Officer of AmVestors
                                             Financial Corporation since
                                             January 1988 and as Chairman of
                                             the Board of AmVestors since May
                                             1988.  Mr. Laster has also served
                                             as President and Chief Executive
                                             Officer of the Insurance Company
                                             since April 1991 and serves as
                                             Chairman of the Board of American
                                             Investors Sales Group, Inc;
                                             Chairman, President and Chief
                                             Executive Officer of
                                             AmVestors Investment Group, Inc.;
                                             and Chairman and Chief Executive
                                             Officer of AmVestors Acquisition
                                             Subsidiary, Inc.; Chief Executive
                                             Officer and a Director of FBL,
                                             AIMCOR, TIM and Rainbow.
 Mark V. Heitz                    43         Mr. Heitz currently serves as
                                             President and General Counsel of
                                             AmVestors; Chairman and General
                                             Counsel of the Insurance Company;
                                             President and Chief Executive
                                             Officer of American Investors
                                             Sales Group, Inc.; and President
                                             and General Counsel of AmVestors
                                             Acquisition Subsidiary, Inc. He
                                             has served as a director of the
                                             Company since its inception in
                                             1986 and as a director of the
                                             Insurance Company
                                             since 1986. Mr. Heitz has also
                                             served as a director of American
                                             Investors Sales Group, Inc. since
                                             1986, and he is a member of the
                                             Boards of AmVestors Investment
                                             Group, Inc. AmVestors
                                             Acquisition Subsidiary, Inc.,
                                             FBL, AIMCOR, TIM and Rainbow.
Thomas M. Fogt                  50           Mr. Fogt currently serves as
                                             Executive Vice President
                                             Corporate Development of
                                             AmVestors and AmVestors
                                             Acquisition Subsidiary,
                                             Inc. Mr. Fogt also serves as a
                                             Director of FBL, AIMCOR, TIM and
                                             Rainbow. Mr. Fogt has been
                                             employed by the Company since
                                             July 1994.
Timothy S. Reimer               37           Mr. Reimer has served as
                                             Executive Vice President and
                                             Chief Investment Officer of the
                                             Company since 1993. In addition,
                                             Mr. Reimer serves as Vice
                                             President of AmVestors Investment
                                             Group, Inc. and Chief Investment
                                             Officer of American, AmVestors
                                             Investment Group, Inc. and
                                             AmVestors Acquisition Subsidiary,
                                             Inc. He is also a member of
                                             the Board of AmVestors Investment
                                             Group, Inc. to which he was
                                             elected in 1988. Mr. Reimer has
                                             been employed by the Company
                                             since 1988.
Lynn F. Hammes                  44           Mr. Hammes has served as
                                             Secretary and Treasurer of the
                                             Company since 1990. In addition,
                                             Mr. Hammes also serves as Senior
                                             Vice President and Chief
                                             Financial Officer of American and
                                             Secretary and Treasurer of
                                             American, American Investors
                                             Sales Group, Inc. and
                                             AmVestors Investment Group, Inc.
                                             and Secretary and Treasurer of
                                             AmVestors Acquisition Subsidiary,
                                             Inc. He is also a member of the
                                             Board of AmVestors Investment
                                             Group, Inc. to which he was
                                             elected in 1993. Mr. Hammes has
                                             been employed by the Company
                                             since 1987.
Frank T. Crohn                   71          Mr. Crohn currently serves as
                                             Chairman of the Board of FBL,
                                             AIMCOR, TIM and Rainbow. Mr.
                                             Crohn formerly held the titles of
                                             Chairman and Chief Executive
                                             Officer of Financial Benefit
                                             Group. He was appointed
                                             to the Board of AmVestors on
                                             April 11, 1996 in connection with
                                             the Merger of Financial Benefit
                                             Group into AmVestors Acquisition
                                             Subsidiary, Inc.
Donna J. Rubertone               38          Ms. Rubertone currently serves as
                                             President and director of FBL,
                                             AIMCOR, TIM and Rainbow. Ms.
                                             Rubertone formerly held
                                             the titles of Executive Vice
                                             President, Chief Operating
                                             Officer and
                                             Secretary of Financial Benefit
                                             Group. She became associated with
                                             AmVestors on April 11, 1996 in
                                             connection with the Merger of
                                             Financial Benefit Group into
                                             AmVestors Acquisition Subsidiary,
                                             Inc.

8

        EXECUTIVE COMPENSATION
        In accordance with rules pertaining to executive compensation disclosure adopted by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain data and information with regard to the compensation and benefits provided the Company's Chief Executive Officer and certain of the most highly compensated executive officers. The disclosure requirements include the use of various tables and graphs, and a report from the Compensation Committee explaining the rationale that led to the fundamental executive compensation decisions discussed herein.
        The following table sets forth summary compensation information for the last three fiscal years on Mr. Laster, the Company's Chief Executive Officer and Messrs. Heitz, Fogt, Reimer and Hammes, the four executive officers, for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 1995, 1994 and 1993:

SUMMARY COMPENSATION TABLE

                                                         LONG TERM
                                                       COMPENSATION
                                                          AWARDS
ALL OTHER
NAME AND                          ANNUAL COMPENSATION <F1>   SECURITIES UNDERLYING   COMPEN-
PRINCIPAL POSITION          YEAR   SALARY ($)  BONUS ($)      OPTION/SAR'S (#)       SATION ($) <F2>
Mr. Ralph W. Laster, Jr.      1995    400,000     288,917         15,000 shrs          26,136
Chairman and CEO of the       1994    370,000     370,000             -                26,134
Company                       1993    370,000     162,500         95,000 shrs          28,710
Mr. Mark V. Heitz             1995    260,000     185,504         10,000 shrs          26,136
President and General         1994    235,000     236,788             -                26,134
Counsel of the Company        1993    235,000     105,000         81,000 shrs          28,710
Mr. Thomas M. Fogt            1995    175,000      13,125              -               29,886
Executive Vice President      1994     87,500          -          50,000 shrs             -
Corporate Development
Mr. Timothy S. Reimer         1995    175,000      39,659          5,000 shrs          22,386
Executive Vice President and  1994    141,010      70,144              -               22,051
Chief Investment Officer      1993    173,813      50,000          24,500 shrs         28,498
of the Company
Mr. Lynn F. Hammes            1995    142,500      26,719           5,000 shrs         25,573
Senior Vice President,        1994    142,500      50,000              -               25,688
Secretary and Treasurer       1993    123,632      25,000          37,500 shrs         22,556
  of the Company

    <F1> Excludes perquisites which did not exceed the lesser of $50,000 or
10% of
the combined salary and bonus of any executive officer for the year.
<F2> Amounts reported in this column consist of contributions allocated by the
Company to each officer under the Company's tax qualified ESOP and the AmVestors Financial Corporation Money Purchase Pension Plan. These allocations are held in trust pending the officer's termination or retirement. All full-time employees with more than one year of service participate in these plans.

9

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
The following table contains information concerning the grant of stock options under the Company's 1989 Non-Qualified Stock Option Plan to the five executive officers of the Company named above during 1995. The table provides the number of options granted, the exercise price, and the present dollar value of the options.

        OPTION GRANTS IN 1995
           NUMBER OF
           SECURITIES      % TOTAL
           UNDERLYING   OPTIONS GRANTED    EXERCISE               GRANT DATE
        OPTIONS GRANTED  TO EMPLOYEES   OR BASE PRICE   EXPIRATION  PRESENT
VALUE
NAME        (#)<F1>       IN FISCAL YEAR    ($/SH)<F2>       DATE     ($)<F3>
Mr. Laster   15,000        25.0%            $10.63       03/30/2005   76,065
Mr. Heitz    10,000        16.7              10.63       03/30/2005   50,710
Mr. Fogt          -           -                  -                -        -
Mr. Reimer    5,000         8.3              10.63       03/30/2005   25,355
Mr. Hammes    5,000         8.3              10.63       03/30/2005   25,355
    <F1> All options granted to buy Common Stock of the Company. All options are exercisable 12 months following the date of grant and have a term of 10 years, unless terminated earlier by reason of the executive officer's termination of employment as described herein. All options shall terminate upon the earlier of (i) the date of termination of the executive officer's employment if such termination occurs within 12 months of the date of the option grant; (ii) three months following the date of termination of the executive officer if such termination occurs more than 12 months following the option grant; or (iii) 12 months following the date of the executive officer's termination if such termination is by reason of death or disability.
<F2> The exercise price of all option grants was the closing market price of the Common Stock of the date of grant.
<F3> The values shown were calculated using the Black-Scholes option pricing model and are presented solely for purposes of comparative disclosure in accordance with certain regulations of the SEC. The Black-Scholes model is a mathematical formula widely used to value traded stock options, which calculates present value based on assumptions about future interest rates, stock price volatility and dividend yield. There is no assurance that the value realized by an executive officer, if any, will be at or near the value estimated by the Black-Scholes model. In calculating the grant date present values set forth in the table, the Company used the following assumptions:
(a) expected volatility of 28.7%; (b) risk free rate of return of 5.097%; (c) payment of dividends equal to $.075 per year; and (d) exercise at the end of the ten year period from the date of grant. No adjustments have been made for non-transferability or risk of forfeiture.

AGGREGATED OPTION/SAR EXERCISES IN 1995,
AND 1995 YEAR END OPTION/SAR VALUE

                          NUMBER OF SECURITIES
                         UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                          OPTIONS/SARS AT 1995      IN-THE-MONEY OPTIONS/SARS
                             YEAR END (#)            AT 1995 YEAR END ($) <F1>
          SHARES ACQUIRED          VALUE
 NAME     ON EXERCISE (#)      REALIZED ($)      EXERCISABLE    UNEXERCISABLE
  EXERCISABLE   UNEXERCISABLE
Mr. Laster       -          -         169,562     15,000      489,539   16,875
Mr. Heitz        -          -         158,240     10,000      488,176   11,250
  Mr. Fogt       -          -          50,000          -      100,000       -
 Mr. Reimer      -           -         58,157      5,000      207,167    5,625
  Mr. Hammes     -           -         64,000      5,000      183,171    5,625

<F1>  Value of unexercised In-The-Money Options is calculated by subtracting the exercise price from the market value of the underlying stock at 1995 year end and multiplying the result times the number of shares subject to exercise. Year end market value of Common Stock was $11.75.

10

EMPLOYMENT CONTRACTS AND TERMINATION
OF EMPLOYMENT ARRANGEMENTS
        Pursuant to an employment agreement by and between AmVestors, American, AmVestors Investment Group, Inc. and American Investors Sales
Group, Inc. ("Companies") and Mr. Laster, the Companies have agreed to provide Mr. Laster a base salary, health benefits, insurance benefits and other perquisites through May 31, 1997. Mr. Laster's salary is reviewed annually based upon certain subjective and objective performance factors discussed in the Compensation Committee Report on Executive Compensation. The agreement also provides that if Mr. Laster is discharged without cause prior to the end of the contract term, he is entitled to receive contract compensation throughout the remaining term of the contract.
        Pursuant to an employment agreement by and between AmVestors,
American and Mr. Heitz, AmVestors and American have agreed to provide Mr. Heitz a base salary, health benefits, insurance benefits and other perquisites through December 31, 1996. In 1995, Mr. Heitz's contract was extended through December 31, 1998. Mr. Heitz's salary is reviewed annually based upon certain subjective and objective performance factors. The agreement also provides that AmVestors and American will pay Mr. Heitz severance pay, if he is discharged without cause, in an amount equal to the salary and other compensation and benefits due for the remainder of the calendar year in which such termination of employment occurs. Mr. Heitz is also entitled to receive a continuation of his monthly base salary for a period not to exceed the difference between 12 months and the number of months after such termination in which salary and benefits were payable in the calendar year in which such discharge occurred.
        Pursuant to an Employment Agreement dated April 8, 1996 Mr. Crohn has agreed to serve, for a period of two years, as Chairman of the Board of Financial Benefit Life, AIMCOR and The Insurance Mart. Mr. Crohn is required to devote no more than 500 hours per calendar year to his duties thereunder and is entitled to (i) a salary of $200,000 per year; (ii) at the inception of the Employment Agreement, 75,000 non-qualified options to purchase AmVestors Common Stock under the AmVestors Non-Qualified Stock Option Plan at an exercise price equal to the market price of the AmVestors Common Stock on the date of issue; (iii) participate in all fringe benefit, stock option and retirement plans available to employees of Financial Benefit Life generally;
(iv) reimbursement of business expenses; and (v) continued salary payments for up to six months after any disability (as defined therein) of Mr. Crohn. Mr. Crohn's employment may be terminated prior to its expiration only for cause, which includes conviction of certain crimes, gross negligence or willful misconduct in the performance of his duties or a material breach of his Employment Agreement which is unremedied for more than 30 days. Mr. Crohn has also agreed that during his employment and for a period of one year thereafter, he will not compete directly or indirectly with AmVestors or attempt to entice away or employ any employee of AmVestors or its subsidiaries.
        Pursuant to an Employment Agreement dated April 8, 1996 Ms. Rubertone has agreed to serve for a period of three years, as President of Financial Benefit Life, AIMCOR and The Insurance Mart. Pursuant to her Employment Agreement, Ms.Rubertone is required to devote her full working time to the business of such subsidiaries and is entitled to, among other things (i) a salary of $175,000 per year, (ii) participate in the Incentive Compensation Plan and Bonus Compensation Agreements as the Board of Directors of AmVestors shall, in its discretion, determine; (iii) at the inception of the Employment Agreement, 50,000 non-qualified options to purchase AmVestors Common Stock under the AmVestors Non-Qualified Stock Option Plan at an exercise price equal to the market price of the Common Stock on the date of issue; (iv) participate in all fringe benefit, stock option and retirement plans available to employees of Financial Benefit Life generally; (v) reimbursement of business expenses; and (vi) continued salary payments for up to six months after any disability (as defined therein) of Ms. Rubertone. Ms. Rubertone' employment may be terminated prior to its expiration either (i) for cause, which includes conviction of certain crimes, gross negligence or willful misco nduct in the performance of her duties or a material breach of her Employment Agreement which is unremedied for more than 30 days; or (ii) without cause upon payment of a severance amount equal to a full year's salary plus a sum equal to any bonus payments received by Ms.Rubertone in the previous twelve months. Ms. Rubertone has also agreed that during her employment, she will not compete directly or indirectly with AmVestors and that she will at no time disclose any confidential information regarding AmVestors or its subsidiaries.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
        Recommendations on executive compensation are made to the Board by the three-member Compensation Committee of the Board ("Committee"). The Committee is composed of Ms.Andersen, Mr. O'Donnell, Dr. Lee and Mr.
Billings. Each member of the Committee is a non-employee director of the
Company.
        Set forth below is a report submitted by the Committee addressing the Company's compensation policies and philosophies for 1995 as they affected
Mr. Laster and the other executive officers.
11

        COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
        The Compensation Committee Report on executive compensation below shall not be deemed to be filed under or incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.
        In 1995, the Committee contracted William M. Mercer, Inc. ("Mercer"), an independent compensation consultant to perform a comprehensive review of the Company's compensation practices. Mercer conducted a full assessment of the design and effectiveness of the Company's compensation strategies and compared the executive compensation and corporate performance to comparable corporations that define its competitive marketplace for executive talent. Mercer reported its findings directly to the Committee without the prior review of the executive officers. The Committee will consider Mercer's report in its compensation decisions for 1996.
EXECUTIVE COMPENSATION POLICIES
        This report outlines the Company's general compensation policy, as endorsed by the full Board of Directors, and explains the Committee's actions with regard to executive compensation for the year ended December 31, 1995. Compensation decisions are made by the whole Board based upon the review and recommendations of the Committee. It is anticipated that criteria similar to that discussed herein, in addition to the criteria set forth in the Incentive Plans and the Bonus Arrangement described above, will be employed for compensation decisions in 1996.
        The focus of the executive compensation program is to attract, motivate and retain quality executives by providing a well rounded compensation plan based on both Company and individual performance. In addition to salary and bonus awards, the Committee may utilize both annual and long-term stock incentive plans which are intended to reward executive officers and other key employees upon achieving specific goals. The board believes that the adoption of incentive compensation plans which tie incentive and bonus compensation to specific corporate performance objectives operate to motivate its executive officers to achieve the maximum corporate performance and overall profitability. In addition, the Board believes that performance based compensation which places a meaningful portion of the executive's compensation at risk with the other shareholders should be an integral part of the total compensation package.
        Section 162(m) of the Internal Revenue Code, enacted in 1993 and effective for taxable years beginning after January 1, 1994, generally limits to $1 million per individual per year the federal income tax deduction for compensation paid by a publicly-held company to certain executive officers. Compensation that qualifies as performance-based compensation for purposes of section 162(m) is not subject to the $1 million deduction limitation. Section 162(m) did not affect the deductibility of compensation payments in 1995; however, the Committee will consider Section 162(m) in its compensation decisions on any ongoing basis.
EXECUTIVE OFFICER COMPENSATION AND PERFORMANCE
        Compensation paid to the executive officers in 1995 consisted of base salary, bonus, stock option awards and contributions to the Company's
Employee Stock Ownership Plan and Money Purchase Pension Plan. A portion of the bonus compensation paid to executive officers in 1995 was paid in the form of a salary bonus throughout the year. A portion of the bonus compensation paid to executive officers was based on the attainment of specific financial objectives under the Incentive Plans described below. A portion of the bonus paid to Messrs. Laster and Heitz was derived from the performance of the company stock under the Bonus Arrangement as described below.
BASE SALARY AND ANNUAL BONUS
        The salary and bonus of the Company's executive officers is reviewed and approved annually by the Board. The Board's decisions concerning base salary and bonus levels are based upon recommendations from the Committee, which reviews corporate and individual performance in making its recommendations to the Board. The Chief Executive Officer's recommendation for remuneration for executive officers for 1995 were concurred with by the Committee and approved by the Board. To assist the Committee in its compensati on decisions for executive officers other than himself, the Chief Executive Officer reviews the performance of each executive officer and recommends to the Committee proposed remuneration for each respective officer. The
Committee considers both objective and subjective criteria in its evaluation of each executive officer, including the Chief Executive Officer.
In 1994, the Board adopted an Incentive Compensation Plan and Bonus Compensation Agreements ("Plans") to provide certain executive officers and key employees with the opportunity to earn incentive compensation based upon the financial performance of the Company. Under the Plans executive officers are generally entitled to additional bonus compensation if one or more of the following goals is met for the calendar year: (i) AmVestors achieves a return on equity equal to or greater than 13%; (ii) AmVestors achieves asset growth equal to or greater than 15%; (iii) AmVestors realizes a total return on its own common stock equal to or greater than the total return reported in the Standard & Poor (S&P) Life Index for the life's
12
insurance industry that year; (iv) AmVestors' core operating earnings are equal to or greater than the reported expectations of market analysts as of April 1st of the calendar year; (v) AILICO receives premiums and annuity consideration before reinsurance equal to or greater than $300 million; (vi) AmVestors realizes and/or maintains a gross margin equal to or greater than 200 basis points; and (vi) AmVestors incurs total expenses equal to or less than 100 basis points stated as a percentage of average invested assets. The Plans award points to executive officers and key employees when the specified objectives are attained. Executive Officers are awarded more points for categories in which their position affords them the greatest opportunity to affect performance in that category. Incentive compensation is calculated by multiplying the percentage of base salary specified for each officer times the ratio of  performance objective points earned divided by total performance objective points possible. The number of performance objective points possible and the percentage of base salary specified for each executive officer is set by the whole Board based upon the recommendations of the Compensation Committee and is intended to reflect each officer's potential to influence the profitability of the Company's operations. For 1995 compensation, the maximum incentive bonus potential for executive officers under the Plans ranged from 35% to 100% of salary.
        In 1994, the Company's return on equity was13.39%. Total asset growth increased 6.85% to $1.9 billion. The Company realized a total return on its Common Stock that exceeded the total return in the S&P Life Index. Core Operating Earnings were $1.26 per share, $.09 less than market analysts predictions. Premiums in 1994 were $269 million, $21 million less than the objective. The Company's margin was 1.94% of average invested assets and total expenses were .93% of average invested assets.
        In addition, in 1995 the Compensation Committee adopted the 1995 Special Incentive Bonus Arrangement ("Incentive Arrangement") to provide Mr. Laster and Mr. Heitz with the opportunity to earn additional incentive compensation based upon the Company's 1995 Common Stock performance. The Incentive Arrangement is intended to reward Mr. Laster and Mr. Heitz for valuable past services to the Company and its subsidiaries. The Board further intends that the Incentive Arrangement will induce the executive officers to remain in the service of the Company and continue their valuable and substantial efforts on its behalf.
        The cash bonus to be paid under the Incentive Arrangement is equal to the difference between the Company per share Common Stock price at the close of trading on December 30, 1994, and the average of the Company per share price at the close of trading for the last ten trading days of 1995. The per share price difference will then be multiplied by 75,000 for Mr. Laster and 45,500 for Mr. Heitz. It is the intent of the Arrangement to pay a cash bonus which approximates the growth performance of 75,000 shares and 45,500 of the Company Common Stock for the 1995 calendar year.
        The Committee also considers subjective factors in its review of each executive officer. Such factors include business planning skills, leadership abilities, creativity, experience, assumption of additional duties in connection with promotions or changes, and individual performance in any special projects or situations.
STOCK INCENTIVE PLANS
        The Committee recognizes that stock ownership and stock-based performance arrangements are beneficial and operate to increase executive officers' incentive to enhance stockholder value. The Company currently has three separate stock incentive plans: (1) 1989 Non-Qualified Stock Option Plan, (2) 1989 Stock Appreciation Rights Plan, and (3) 1989 Restricted Stock Plan ("Stock Incentive Plans"). The purpose of the Stock Incentive Plans is to provide executive officers with a meaningful equity internet in the Company. These plans are intended to retain key executives and align their financial interests with those of stockholders.
        In 1995 the Committee granted stock options to the executive officers in amounts set forth on page 8 in the table on Option Grants in 1995. Stock options may be granted from time to time by the Committee to executive officers or other employees with such frequency and, subject to certain terms and limitations set forth in the 1989 Non-Qualified Stock Option Plan and as approved by the whole Board. Stock options are granted for terms not exceeding 10 years, with an exercise price equal to the closing price of the Common Stock on the date of the grant. Although the Company also has a Stock Appreciation Rights Plan and a Restricted Stock Plan, the Committee did not recommend awards under these Plans as part of the total 1995 compensation package.did not make any award to the executive officers named in the Summary Compensation
CEO COMPENSATION
        The Chief Executive Officer's primary responsibilities are to direct and oversee the day-to-day operations of the Company and its wholly-owned subsidiaries, including, but not limited to, the investment of the Company's assets.
        In 1995, Mr. Laster's base salary was $400,000 per annum. His base salary is established pursuant to his employment contract and is subject to increase annually at the sole discretion of the Board. Mr. Laster's base salary may not be diminished prior to May 31, 1997.
        In determining the base salary paid to Mr. Laster, the Committee considers a number of variables including financial performance, individual performance, special assignments or tasks and achievement of particular goals. In recommending base salary, the Committee exercises broad discretion and considers all of the above criteria. No single criteria is assigned specific weight in the determination.
13
        Bonus Compensation paid to Mr. Laster in 1995 was derived solely from the Bonus Compensation Agreement ("Bonus Agreement") and the 1995 Special Incentive Bonus Arrangement ("Incentive Arrangement") described above. Under the Bonus Agreement, Mr. Laster had the opportunity to earn a bonus equal to 100% of his 1994 base salary of $370,000 if the Company achieved the performance objectives listed below. Mr. Laster's bonus under the Bonus Agreement was calculated by multiplying his 1994 base salary times the ratio of performance objective points earned divided by total performance objective points possible. For purposes of this formula, performance objectives were assigned the following point values:

            OBJECTIVE                            POINTS          POINTS EARNED
        1. AmVestors Return on Equity > 13%          1                   1
        2. AmVestors Asset Growth > 15%...           1                   -
        3. Total Return on AmVestors Stock >
              Total Return on S&P Life Index         1                   -
        4. AmVestors Core Operating Earnings >
            Analyst Expectations........              1                  -
        5. American Premiums & Annuity
            Consideration > $300 Million........      1                   -
        6. AmVestors Gross Margin > 200 BP          0.5                   -
        7. AmVestors Total Expenses < 100 BP        0.5                 0.5

        A total of 6.0 performance objective points are possible each year in which such criteria are utilized. In determining the multiplication ratio as a fractional amount, the total objective points earned serves as the numerator and the total objective points possible serves as the denominator.
        In 1994 the Company achieved objective numbers 1, 3 and 7 performance objectives. Therefore, 2.5 objective points were earned out of 6 yielding a ratio of .4167. Mr. Laster's bonus under the Agreement is calculated by multiplying his 1994 base salary by the ratio ($370,000 x .4167) yielding a bonus of $154,167. One-half of the bonus under the Agreement was paid in a single lump sum and the balance was paid as a salary bonus in equal bi-monthly installments from April 15 through December 31, 1995.
        The remainder of Mr. Laster's bonus was earned under the Incentive Arrangement based on the performance of the Company's stock from December 30, 1994 to December 31, 1995. The Incentive Arrangement is intended to pay a cash bonus which approximates the growth performance of 75,000 shares of the Company's Common Stock for the calendar year 1995. The closing price of the Common Stock on December 30, 1994 was $9.50 per share. The average closing price of the Common Stock for the last 10 trading days of 1995 was $11.296 per share. The difference in the closing price on December 30, 1994 and the average closing price for the last 10 trading days of 1995 was $1.796 per share. The difference is multiplied times 75,000 to yield a bonus under the Arrangement equal to $134,750.00.
        The total bonus paid to Mr. Laster under the Bonus Agreement and the Incentive Arrangement was $288,917. Mr. Laster received other compensation in the form of contributions under the Company's ESOP, Money Purchase Pension Plan and other perquisites.
        The compensation paid to Mr. Laster in 1995 reflects the Committee's assessment of his personal performance and leadership, as well as his relative value to the Company, and ability to impact the Company's performance.
        Dr. R. Rex Lee, Chairman
        Ms. Andersen
        Mr. Billings
        Mr. O'Donnell

COMPLIANCE WITH THE SECURITIES EXCHANGE ACT OF 1934
        The Company's directors and executive officers are required under the Securities Exchange Act of 1934 to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely on a review of the copies of the reports furnished to the Company and written representations from directors, the Company believes that during 1995 all filing requirements applicable to directors and executive officers have been complied with, except that Dr. R. Rex Lee made late filings on two Form 4 reports relating to five transactions.

PERFORMANCE GRAPH
        The following graph compares the Company's cumulative total stockholder return (assuming reinvestment of dividends) with the S&P 500 Index and the S&P Life Insurance Index.
        The Stock Performance Graph shall not be deemed to be filed under, or incorporated by reference into, any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this graph by reference.
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMVESTORS, S&P 500 INDEX, AND THE S&P LIFE INSURANCE INDEX
AMVESTORS FINANCIAL CORPORATION

                                   1990    1991    1992    1993   1994   1995
AmVestors Financial Corporation    $100    $220    $350    $352   $304   $378
S&P 500 Index                       100     130     140     154    156    213
S&P 500 Life Insurance Index.....   100     143     191     194    161    230

Assumes $100 invested on December 29, 1989, in AmVestors Financial Corporation Common Stock, the S&P 500 Index and the S&P Life Insurance Index. 15

PROPOSAL B
APPROVAL OF THE 1996
INCENTIVE STOCK OPTION PLAN
        On March 28, 1996, the Board of Directors unanimously adopted, subject to stockholder approval, the 1996 Incentive Stock Option Plan (the "Plan").The purpose of this Plan is to encourage ownership in the Common Stock of the Company by key personnel of the Company and its subsidiaries and to provide additional incentive for them to continue in the employ of the Company and its subsidiaries and to promote the success of the Company's business. At the Annual Meeting, stockholders will be requested to approve the Plan. The Plan covers a maximum of 950,000 shares of the Company's Common Stock.
SUMMARY DESCRIPTION OF THE PLAN.
        ADMINISTRATION OF THE PLAN. The Plan shall be administered under the general direction and control of the Board of Directors of the Company which may from time to time issue orders or adopt resolutions not inconsistent with the provisions of the Plan, to interpret the provisions and supervise the administration of the Plan. The Board shall appoint a committee of not fewer than three directors, none of whom shall be officers of the Company or eligible to participate in the Plan while members of the committee, and who shall serve at the pleasure of the Board. No person shall be eligible to serve on the committee if such person has at any time during the immediately preceding one year period been granted or awarded equity securities under the terms of this Plan, or any other plan of the Company, except grants or awards pursuant to a formula. The Board of Directors may delegate to the committee full power and authority to take any action required or permitted to be taken by the Board of Directors under the Plan, except that the committee shall not have the power to terminate, suspend, alter, or amend the Plan. Subject to the provisions of the Plan, the committee shall have the plenary authority, in its discretion, to determine the time or times at which, and the employees of the Company and its subsidiaries to whom, options shall be granted, the purchase price, and the number of shares of Common Stock to be covered by each option, when each option may be exercised, and the expiration date thereof.
        ELIGIBLE PARTICIPANTS. Options may be granted only to regular employees (including officers) of the Company or of any subsidiary of the Company. A director or officer of the Company or of a subsidiary who shall not at the time also be an employee of the Company or of a subsidiary thereof shall not be eligible to receive an option under the Plan. The Plan does not provide for a maximum number of shares of Common Stock which may be granted to any particular person under the Plan. However, no options may be granted to any employee who beneficially owns more than ten percent of the total combined voting power of the Company.
        TYPE OF OPTIONS. Options granted under the Plan are intended to qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended.
        GRANT OF OPTIONS. Options shall be granted only upon the execution, by both the optionee and the Company, of an Incentive Stock Option Agreement. The terms and conditions of the form of the Incentive Stock OptionAgreement may be changed by the Board of Directors or the committee from time to time, but these changes shall not affect any Incentive Stock Option Agreement in force at the time the changes are made.
        OPTION PRICES. The purchase price of the Common Stock covered by each incentive stock option shall be determined by the Board of Directors or the committee, but shall not be less than 100% of the fair market value of the Common Stock at the time of the grant of the incentive stock option. The market value of the Company's Common Stock on March 28, 1996 was $12.875.
        TERM OF OPTIONS. The term of each option shall not be more than ten years from the date of granting such option and may be less than ten years. Each option shall be subject to earlier termination as discussed below. No option may be transferred, assigned or pledged by the optionee.
        PURCHASE PRICE. An option may only be exercised by written notice to the Company specifying the number of shares of Common Stock with respect to which such option is then being exercised, accompanied by the purchase price for such shares of Common Stock. The purchase price of the shares purchased upon exercise of an option shall be paid in full in cash at the time of the exercise, but the Board of Directors may (but shall not be required to) determine that shares may be purchased in whole or in part upon the exercise of options with Common Stock of the Company. Notwithstanding the foregoing sentence, a participant shall be entitled to pay the purchase price by executing a promissory note, if such a right is expressly granted to a participant in the Incentive Stock Option Agreement entered into between a participant and the Company.
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        TERMINATION OF OPTIONS. All rights of an employee in an option granted under this Plan, to the extent it has not been exercised, shall generally terminate upon the employee's termination of employment as follows:
        (i) In the event of the death of the holder of an option prior to termination of employment, the unexercised portion of such option may be exercised at any time within twelve months from the date of the holder's death, by his or her executor, administrator, personal representative, or other person who has acquired the right to exercise the option by bequest or inheritance.
        (ii) In the event a holder of an option terminates employment due to disability, the unexercised portion of such option may be exercised at any time within twelve months from the date such employee terminated employment.
        (iii) In the event a holder of an option terminates employment for reasons other than death or disability, the unexercised portion of any option may be exercised at any time within three months from the date such employee terminated employment.
        (iv)  No option may be exercised, under any circumstance, more than
10 years after the date it is granted.
        ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the outstanding Common Stock of the Company by reason of the stock dividend, stock split, merger, consolidation, split-up, combination or change of shares, reorganization, liquidation, or the life, the aggregate number and class of shares of Common Stock available under the Plan and the number and class of shares subject to each outstanding option and the option prices shall be appropriately adjusted by the Board of Directors or the committee whose determination shall be conclusive. In the event of a change of control, all options outstanding shall immediately become fully vested.
        TERMINATION AND AMENDMENT OF THE PLAN. Unless the plan shall be previously terminated as described below, no option shall be granted under the plan after ten years from the date the Plan is adopted by the Board of Directors. The Board of Directors may at any time suspend or terminate the Plan and shall have the right to alter or amend the Plan or any part thereof at any time and from time to time as it may deem proper and in the best interest of the Company and to alter or amend the plan in order that options granted under the plan qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, as amended. Any termination, suspension, alteration, or amendment of the Plan may be made by the Board of Directors without further action on the part of the stockholders of the Company; PROvided, that, no such termination, suspension, alteration, or amendment shall: (a) impair, without the consent of the optionee, any option theretofore granted to such optionee under the Plan or deprive such optionee of any Common Stock that such optionee has acquired under the Plan; or (b) unless approved by the stockholders of the Company, (i) increase the total number of shares of Common Stock which may be purchased under the Plan
(except upon an adjustment in connection with a change in capitalization or merger of the Company) (ii) extend the time during which options may be granted under the Plan, (iii) change the class of employees eligible to receive options under the Plan, or (iv) change the manner of determining the option price except to change the manner of determining the fair market value of the Common Stock. Any option outstanding at the time of termination of the Plan shall remain in effect subject to the provisions of this Plan until the option shall have been exercised or shall have expired. Any option outstanding at the time of termination of the Plan shall remain in effect subject to the provisions of this Plan until the option shall have been exercised or shall have expired.
        Subject to shareholder approval, on March 28, 1996 executive officers were granted options under The Plan as follows: Mr. Laster, 140,000 options; Mr. Heitz, 109,000 options; Mr. Fogt, 50,000 options; Mr. Reimer, 71,500 options and Mr. Hammes, 30,000 options.
FEDERAL INCOME TAX EFFECTS OF PLAN PARTICIPATION
        It is intended that the Plan shall qualify as an "incentive stock option plan" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Plan and all agreements entered into under the Plan shall be interpreted in a manner consistent with the requirements of
Section 422.
        As "incentive stock options" under Section 422 of the Code, no tax consequences will result (except in the case of an optionee who is subject to the alternative minimum tax) to the optionee or the Company from the grant of an option to, or the exercise of an option by, the optionee. Shares acquired under the Plan may not be sold, assigned, pledged, encumbered, transferred or otherwise hypothecated within two years from the date of the grant of the option or until one year after the acquisition of the shares ("Required Holding Period"). After the Required Holding Period, the optionee will recognize gain or loss for tax purposes when he sells or disposes of the shares acquired by him upon exercise of an option. For purposes of determining such gain or loss, the optionee's basis in such shares will be the option price paid to acquire the shares under the Plan, and the optionee will be entitled to long-term capital gain treatment upon their sale or disposition. Under present law, there is no distinction in tax rates between long-term capital gain and short-term capital gain and ordinary income. However, capital losses may be offset only against capital gains and may be deducted against ordinary income only to the extent of $3,000.00 per year.
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        The Company generally will not be allowed a deduction with respect to an option.
        The amount, if any, by which the fair market value of the shares transferred to the optionee upon the exercise of an option exceeds the option price will constitute an adjustment in determining the amount of alternative minimum taxable income.
        To the extent the aggregate fair market value (determined as of the time the options are granted) of the Common Stock for which an employee is granted options which are exercisable for the first time during any calendar year under the Plan and any other "incentive stock option plan" (within the meaning of Section 422 of the Code) of the Company and its parent and subsidiary corporations exceeds $100,000, such options shall be treated as options which are not incentive stock options. In such event, the participant will be required to recognize compensation income upon the exercise of such options in an amount equal to the difference between the fair market value of the stock on the date of exercise and the amount paid for such shares.
        The foregoing is only a general summary of the currently effective federal income tax laws and an employee should consult with a qualified income tax advisor for specific advice as to his or her individual situation.
        The Board of Directors recommends a vote "For" this Proposal.

PROPOSAL C
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
        The Board of Directors of the Company has selected Deloitte & Touche LLP as its independent public accountants for the fiscal year 1996. At the meeting, the stockholders will be asked to ratify the Board of Director's selection of Deloitte & Touche, LLP as the independent public accountants for the fiscal year 1996. During the fiscal year 1995, Deloitte & Touche , LLP provided the professional services related to the examination of the financial statement of the Company and related entities, including annual reports to stockholders and the Securities and Exchange Commission and have certified the same and provided advice with regard to preparation of federal income tax returns and other tax and accounting matters. The Audit Committee of the Board of Directors approved such services taking into consideration the possible effects which the rendering of such services would have on the independence of the accountants. It is expected that representatives of Deloitte & Touche, LLP will be present at the stockholders' meeting to make a statement or to answer questions.
        The favorable vote of a majority of the Common Stock of the Company in attendance or represented by proxy and entitled to vote at the Annual Meeting is needed to ratify the Board of Director's selection of independent public accountants.
        The Board of Directors recommends a vote FOR ratification of the independent public accountants.
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        DISCRETIONARY AUTHORITY
        While the Notice of Annual Meeting calls for the transaction of any other business as may properly come before the meeting, the Board of Directors has no present intention of presenting any matters for action by the stockholders at the meeting, other than as set forth herein. The enclosed proxy gives discretionary authority to vote all shares subject to such proxy in the event that any additional matters should be presented by a stockholder.
         AMVESTORS FINANCIAL CORPORATION WILL UNDERTAKE TO PROVIDE TO EACH PERSON SOLICITED (INCLUDING BENEFICIAL OWNERS), UPON REQUEST, ADDITIONAL COPIES OF THE FORM 10-K REPORT FOR THE YEAR ENDED DECEMBER 31, 1995, INCLUDING FINANCIAL STATEMENTS, SCHEDULES AND EXHIBITS. AMVESTORS RESERVES THE RIGHT TO EXACT A FEE NOT IN EXCESS OF REASONABLE EXPENSES FOR SO DOING.


                                      By Order of the Board of Directors



                                       LYNN F. HAMMES, Secretary
Dated: April 11, 1996
Topeka, Kansas

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